EXHIBIT 10.1

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF INTERNET SCIENCES, INC.

The undersigned, being the Chairman and Director (the "Board of Directors") of Internet Sciences, Inc., a Delaware corporation (the "Corporation"), hereby adopts, pursuant to the By-Laws of the Corporation and the applicable laws of the State of Delaware, the following resolutions on behalf of the Corporation:

WHEREAS, the Board of Directors deems it in the best interest of the Corporation to appoint Kathleen Leake and Myrna Soto to serve as members of the Board of Directors of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that Kathleen Leake and Myrna Soto are hereby appointed as members of the Board of Directors of the Corporation, effective August 1, 2025; and

BE IT RESOLVED FURTHER that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions; and

BE IT RESOLVED FURTHER that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Corporation.

This Action by Written Consent shall be filed in the Minute Book of the Corporation and become a part of the records of the Corporation as of the date first appearing above. This Action by Written Consent may be signed electronically, by counterpart, and by fax.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the date first written above.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the 30th of July 2025.

/s/ Lynda Chervil
Lynda Chervil,
Director